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                                                                 Exhibit 10-b




                             ADC TELECOMMUNICATIONS
                        AMERICAN LIGHTWAVE SYSTEMS (ALS)
                            MANAGEMENT INCENTIVE PLAN
                                FISCAL YEAR 1994
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                             ADC TELECOMMUNICATIONS
                                       ALS
                            MANAGEMENT INCENTIVE PLAN
                                FISCAL YEAR 1994


I.     PLAN NAME AND EFFECTIVE DATE

The name of this Plan is the ADC Telecommunications, Inc. ("Company"), ALS Management Incentive Plan - Fiscal Year ("FY") 1994, effective November 1, 1993 through October 31, 1994.


II.    PURPOSE

The purpose of the Plan is to provide, with full regard to the protection of shareholder's investments, a direct financial incentive for eligible management employees to perform an effective leadership role and make a significant contribution to the Company's established goals.


III.   ADMINISTRATION

This Plan will be administered by a Management Incentive Plan Committee ("Committee") appointed and authorized by the Company's Board of Directors. Subject to the complete and full discretion of the Board of Directors, the Committee is authorized to make all decisions as required in administration of the Plan and to exercise its discretion to define, interpret, construe, apply, and make any exceptions to the terms of the Plan.


IV.    ELIGIBILITY

The Committee will establish rules of eligibility for participation in the Plan and determine eligibility in accordance with those rules. Participation will be effective as of the date approved by the Committee and will be communicated to the participant by an incentive opportunity statement ("Participant Form") specifying the target incentive level for the position held by the participant. No employee will become a participant in the Plan after May 1, 1994.


V.     TIME OF PAYMENT

Payments which become due under this Plan will be made as soon as administratively feasible following the close of the Company's fiscal year.


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VI.    PLAN GOALS

The Plan reinforces the annual financial goals which support ADC's long-term strategic plans. The FY 1994 goal categories and weights for ALS participants are as follows:


  ALS Revenue                                35%

  ALS Cash Flow from Operations              35%

  CATV Revenue                               10%

* Individual Contribution                    20%
                                             ---
TOTAL                                       100%

* The Individual Contribution goal measures your performance against pre-determined objectives. The objectives are to be documented on the attached "Individual Objectives" form and require your direct manager's and division head's approval.


VII.   MINIMUM PERFORMANCE PAYOUT REQUIREMENTS

See Appendix A

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VIII.  CALCULATION OF PAYMENTS

A. DETERMINATION OF ACHIEVEMENT AGAINST GOALS AND OBLIGATION TO MAKE PAYMENTS. The obligation to make payments under the Plan will be determined by achievement of ALS goals determined by the Board of Directors.

B. CALCULATION OF INDIVIDUAL PAYMENTS UNDER THIS PLAN IS A FUNCTION OF:

1. Target incentive opportunity - expressed as a percentage of an individual's FY 1994 earnings. The target % for each participant is designated on the "Participant Form".

2. Participant's 1994 fiscal year base salary earnings.

3. Business unit and individual performance against the established goals .

C. HOW INDIVIDUAL AWARDS ARE DETERMINED IS SHOWN BY THE FOLLOWING EXAMPLE:

Assume we have a Plan participant with the following facts:

Grade:                             15
Target Payout:                     11% of base salary earnings
Base Salary Earnings:              60,000

All minimum performance payout requirements are met.



GOAL                                   WEIGHT        ACHIEVEMENT
- - ----                                   ------        -----------

ALS Revenue:                            35%             100%

ALS Cash Flow from Operations           35%              90%

CATV Revenue                            10%             110%

Individual Contribution                 20%             100%
                                                        ----
   OVERALL RESULT AS % OF TARGET                        97.5%


Calculation of Payment:

$60,000 (FY Earnings) x 11%  (Target Opportunity) x 97.5%
(Overall Result as a % of Target) = $6,435.

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IX.    EFFECT OF CHANGE IN EMPLOYMENT STATUS

A. VOLUNTARY RESIGNATION. A participant who voluntarily resigns full-time employment prior to the end of the Fiscal year will relinquish all right to any payment under the Plan.

B. CHANGE BASED UPON UNSATISFACTORY JOB PERFORMANCE. A participant who is involuntarily terminated or transferred to a non-eligible position for reasons of unsatisfactory job performance will relinquish all right to any payment under this plan.

C. CHANGE BASED UPON JOB ELIMINATION. Subject to the approval of the Committee, a participant who is involuntarily terminated or transferred to a non-eligible position because of a job elimination may retain the right to a pro-rata payment based upon the time served in the eligible position during the fiscal year.

D. CHANGE BASED UPON A PROMOTION / DEMOTION. A current participant who is promoted or demoted from an incentive eligible position to another incentive eligible position during the fiscal year will have a pro rata calculation of payment based upon the time served in each position during FY 94.

E. CHANGE BASED UPON TRANSFER BETWEEN ALS AND ADC MINNESOTA. A current participant who transfers between ALS and ADC Minnesota during FY 94 will have a pro rata calculation based on the goals and length of time spent in the respective participant categories.

X.     AMENDMENT OR TERMINATION OF PLAN

The Board of Directors reserves and retains the right to modify, rescind or terminate this plan in whole or in part, at its sole discretion, and nothing in this Plan limits this right in any way or creates any rights in any employee of future participation in this Plan or any other plan, or constitutes any guarantee of compensation or employment with ADC. Further, neither the Board of Directors nor the Company has any obligation under this Plan or otherwise to adopt this or any other plan in any future fiscal year.